As filed with the Securities and Exchange Commission on October 19, 2018

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INTERNATIONAL SEAWAYS, INC.

(Exact name of registrant as specified in its charter)

Marshall Islands (State or other jurisdiction of incorporation or organization)	4412 (Primary Standard Industrial Classification Code Number)	98-0467117 (I.R.S. Employer Identification No.)

600 Third Avenue, 39th Floor New York, New York 10016 (212) 578-1600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James D. Small III, Esq.

Chief Administrative Officer, Senior Vice President,

Secretary and General Counsel

600 Third Avenue, 39th Floor, New York, New York 10016

(212) 578-1600

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

(Copies of all communications, including communications sent to agent for service)

Jeffrey D. Karpf, Esq.

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
(212) 225-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price Per Security (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (5)(6)
Common Stock, no par value	-	-	-	-
Preferred Stock, no par value	-	-	-	-
Senior and Subordinated Debt Securities (3)	-	-	-	-
Convertible Debt Securities (3)	-	-	-	-
Warrants	-	-	-	-
Units (4)	-	-	-	-
Total			$100,000,000	$12,120

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, an indeterminate number of additional securities are registered hereunder that may be issued to prevent dilution in connection with a stock split, stock dividend, recapitalization, or similar event or adjustment. In addition, an indeterminate number of shares of common stock are registered hereunder that may be issued upon conversion of or exchange for any convertible securities.
(2)	There are being registered under this registration statement such indeterminate number of shares of common stock, shares of preferred stock, debt securities, convertible debt securities, warrants and units of the registrant as shall have an aggregate initial offering price not to exceed $100,000,000. Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement. The proposed maximum initial offering prices per unit or security will be determined from time to time by the registrant in connection with its issuance of the securities registered under this registration statement. The securities registered also include such indeterminate amounts and numbers of shares of common stock as may be issued upon conversion of or exchange for shares of preferred stock or debt securities that provide for such conversion or exchange. The amount of each class of securities being registered under this registration statement is not specified as to each class of securities to be registered pursuant to Form S-3 General Instruction II.D. With respect to debt securities, such amount excludes accrued interest and amortization of discount, if any, to the date of delivery.
(3)	Subject to note (2) above, an indeterminable amount of these securities may be senior or subordinated.
(4)	Consisting of some or all of the classes of securities listed above, in any combination, including shares of common stock, shares of preferred stock, debt securities, convertible debt securities and warrants.
(5)	Estimated solely for the purpose of computing the registration fee. Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act. Rule 457(o) permits the registration statement fee to be calculated on the basis of the maximum offering price of all of the securities listed above, and, therefore, the table does not specify by each class of security information as to the amount to be registered or the proposed maximum offering price per security.
(6)

Pursuant to Rule 457(p) under the Securities Act, the registrant is offsetting the registration fee due under this registration statement by $9,337.50, which represents the portion of the registration fee previously paid with respect to $75,000,000.00 of unsold securities previously registered on the registration statement on Form S-3 (File No. 333-224313), initially filed on April 17, 2018 (the “Prior Registration Statement”). The offering pursuant to the Prior Registration Statement shall be deemed terminated as of the date of the filing of this registration statement. Accordingly, only $2,782.50 of addition fees is being paid in conjunction with the filing of this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission relating to these securities is effective. This preliminary prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where such offer, solicitation or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 19, 2018

PROSPECTUS

INTERNATIONAL SEAWAYS, INC.

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Convertible Debt Securities

Warrants

Units

International Seaways, Inc. (the “Company,” “we,” “our” or “us”) may, from time to time in one or more offerings, offer and sell up to $100,000,000 in the aggregate of our shares of common stock, shares of preferred stock, debt securities, convertible debt securities, warrants to purchase shares of common stock, shares of preferred stock, debt securities or convertible debt securities, and units of our shares of common stock, shares of preferred stock, debt securities, convertible debt securities or warrants, in any combination.

This prospectus provides you with a general description of our securities and the general manner in which we will offer the securities. When securities are offered, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Any such prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and the risk factors incorporated by reference herein or included in any prospectus supplement carefully before you invest in our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “INSW.” The last reported sale price of our common stock on the NYSE on October 18, 2018 was $21.04 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the NYSE or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties in the section entitled “Risk Factors” beginning on page 6 of this prospectus in any applicable prospectus supplement and in the documents we file with the Securities and Exchange Commission before investing in our securities.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers, on a continuous or delayed basis. Securities may be offered at fixed prices, prevailing market prices, at prices relating to prevailing market prices or at negotiated prices, or otherwise. If the securities are sold through underwriters, broker-dealers or agents, we will be responsible for underwriting discounts or commissions or agents’ commissions. Any prospectus supplement for an offering may provide additional detail about the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

We will pay the expenses related to the registration of the securities covered by this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________ __, 2018.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell the securities described in this prospectus in one or more offerings. This prospectus generally describes International Seaways, Inc. and the securities we may offer. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings, up to a maximum aggregate offering price of $100 million, or the equivalent thereof in one or more foreign currencies, through any means described in the section entitled “Plan of Distribution.”

This prospectus only provides you with a general description of the securities that may be offered. Each time we sell securities using this shelf registration, a supplement to this prospectus containing specific information about the terms of that offering will also be provided to you. Any such prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in any applicable prospectus supplement. You should read in their entirety both this prospectus and any accompanying prospectus supplement, together with the additional information described under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before deciding to invest in any of the securities being offered.

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference herein is accurate as of any date other than the date on the front of each document, regardless of the time of delivery of this prospectus, any accompanying prospectus supplement or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since such date. Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

In this prospectus, unless otherwise specified or the context otherwise requires, we use the terms “the Company,” “INSW,” “we,” “our” and “us” to refer to International Seaways, Inc., a Marshall Islands corporation, and its consolidated subsidiaries. References to “International Seaways, Inc.” refer only to International Seaways, Inc. on an unconsolidated basis, except where the context may require otherwise.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in, or incorporated by reference into, this prospectus. As a result, it may not contain all the information that may be important to you in, or that you should consider before making a decision as to whether or not to invest in our securities, and is qualified in its entirety by the more detailed information included in and incorporated by reference into this prospectus. You should read the entire prospectus carefully, including the section entitled “Risk Factors” and the documents incorporated by reference herein, which are described under “Incorporation of Certain Documents by Reference,” before making an investment decision. For a more complete description of our business as of the date of this prospectus, see the “Business” section of our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 12, 2018 (Commission File No. 001-37836) (the “Form 10-K”), and see our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed with the SEC on August 8, 2018, as well as the most recently filed Annual Report on Form 10-K and any subsequently filed Quarterly Report on Form 10-Q, each of which is incorporated by reference herein.

A glossary of shipping terms that should be used as a reference when reading this prospectus and the documents incorporated by reference herein can be found in the Form 10-K.

Our Company

We are a leading provider of ocean transportation services for crude oil and refined petroleum products. We own or operate a fleet of more than 50 vessels, all of which operate in International Flag markets. We serve a diverse group of customers, including major independent and state-owned oil companies, oil traders and refinery operators, and have a reputation in the industry for excellent service.

Our vessel operations are organized into two segments: Crude Tankers and Product Carriers. Our fleet consists of VLCC, Aframax and Panamax crude tankers, as well as LR1, LR2 and MR product carriers, and includes vessels owned by two joint ventures (the “JVs”) through which we have ownership interests in four liquefied natural gas (“LNG”) carriers and two floating storage and offloading (“FSO”) service vessels.

INSW generally charters its vessels to customers either for specific voyages at spot rates or for specific periods of time at fixed daily amounts through time charters or bareboat charters. Spot market rates are highly volatile, while time charter and bareboat charter rates provide more predictable streams of time charter equivalent (“TCE”) revenues because they are fixed for specific periods of time. Shipping revenues from our fleet, derived primarily through spot market voyage charters, were $290 million during 2017 and $109 million during the first six months of 2018, while TCE revenues (shipping revenues less voyage expenses) were $275 million and $99 million during each of those periods, respectively.

Company Information

Our executive offices are located at 600 Third Avenue, 39th Floor, New York, New York 10016, and our telephone number is (212) 578-1600. Our Internet website address is www.intlseas.com . Information on, or accessible through, our website is not incorporated into, nor should it be considered part of, this prospectus or any applicable prospectus supplement, except as and solely to the extent otherwise provided herein or therein. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in any applicable prospectus supplement and any related free writing prospectus, and under similar headings in our most recent Annual Report on Form 10-K (together with any material changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q or Interim Reports on Form 8-K) and those contained in our other filings with the SEC, which are incorporated by reference in this prospectus (collectively, the “Incorporated Documents”). If any of the risks described in the Incorporated Documents materializes, it could materially and adversely affect our business, financial condition, results of operations and prospects, and cause the value of our securities to decline. We may also be subject to additional risks and uncertainties not presently known to us or that we currently deem immaterial, which could include unknown or unpredictable economic, business, competitive, regulatory or other factors potentially having a material adverse effect on us or the value of our securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus and the documents incorporated by reference herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All such statements other than statements of historical facts should be considered forward-looking statements. These statements can be identified by the fact that they do not relate strictly to historical or current facts, and you can often identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “target,” “projects,” “forecasts,” “shall,” “contemplates” or the negative version of those words or other comparable words. Such forward-looking statements represent our reasonable expectation with respect to future events or circumstances based on various factors and are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Accordingly, there are or will be important factors, many of which are beyond our control, that could cause our actual results to differ materially from those indicated in these statements. You should not place undue reliance on any forward-looking statements and should consider the following factors, as well as the factors discussed elsewhere in this prospectus, including under “Risk Factors,” when reviewing such statement. We believe that these factors include, but are not limited to:

•	the highly cyclical nature of the Company’s industry;
•	fluctuations in the market value of vessels;
•	declines in charter rates, including spot charter rates or other market deterioration;
•	an increase in the supply of vessels without a commensurate increase in demand;
•	the impact of adverse weather and natural disasters;
•	the adequacy of INSW’s insurance to cover its losses, including in connection with maritime accidents or spill events;
•	constraints on capital availability;
•	changing economic, political and governmental conditions in the United States and/or abroad and general conditions in the oil and natural gas industry;
•	changes in fuel prices;
•	acts of piracy on ocean-going vessels;
•	terrorist attacks and international hostilities and instability;
•	the impact of public health threats and outbreaks of highly communicable diseases;
•	the effect of the Company’s indebtedness on its ability to finance operations, pursue desirable business operations and successfully run its business in the future;
•	the Company’s ability to generate sufficient cash to service its indebtedness and to comply with debt covenants;
•	the Company’s ability to make additional capital expenditures to expand the number of vessels in its fleet, and to maintain all of its vessels and to comply with existing and new regulatory standards;
•	the availability and cost of third party service providers for technical and commercial management of the Company’s fleet;
•	fluctuations in the contributions of the Company’s joint ventures to its profits and losses;

•	the Company’s ability to renew its time charters when they expire or to enter into new time charters;
•	termination or change in the nature of the Company’s relationship with any of the commercial pools in which it participates and the ability of such commercial pools to pursue a profitable chartering strategy;
•	competition within the Company’s industry and the Company’s ability to compete effectively for charters with companies with greater resources;
•	the loss of a large customer or significant business relationship;
•	the Company’s ability to realize benefits from its past acquisitions or acquisitions or other strategic transactions it may make in the future;
•	increasing operating costs and capital expenses as the Company’s vessels age, including increases due to limited shipbuilder warranties or the consolidation of suppliers;
•	the Company’s ability to replace its operating leases on favorable terms, or at all;
•	changes in credit risk with respect to the Company’s counterparties on contracts;
•	the failure of contract counterparties to meet their obligations;
•	the Company’s ability to attract, retain and motivate key employees;
•	work stoppages or other labor disruptions by employees of the Company or other companies in related industries;
•	unexpected drydock costs;
•	the potential for technological innovation to reduce the value of the Company’s vessels and charter income derived therefrom;
•	the impact of an interruption in or failure of the Company’s information technology and communication systems upon the Company’s ability to operate;
•	seasonal variations in the Company’s revenues;
•	government requisition of the Company’s vessels during a period of war or emergency;
•	the Company’s compliance with complex laws, regulations and in particular, environmental laws and regulations, including those relating to the emission of greenhouse gases and ballast water treatment, and the cost of complying with such laws and regulations;
•	any non-compliance with the U.S. Foreign Corrupt Practices Act of 1977 or other applicable regulations relating to bribery or corruption;
•	the impact of litigation, government inquiries and investigations;
•	governmental claims against the Company;
•	the arrest of the Company’s vessels by maritime claimants;
•	changes in laws, treaties or regulations; and
•	the impact that Brexit might have on global trading parties.

The factors identified above should not be construed as an exhaustive list of factors that could affect our future results, and should be read in conjunction with the other cautionary statements that are included elsewhere in this prospectus. The forward-looking statements made in this prospectus are made only as of the date of this prospectus. The forward-looking statements made in documents incorporated by reference into this prospectus are made only as of the date of such documents. The forward-looking statements made in any accompanying prospectus supplement are made only as of the date of such document. We do not undertake any obligation to publicly update or review any forward-looking statement except as required by law, whether as a result of new information, future developments or otherwise. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. You should specifically consider the factors identified in this prospectus that could cause actual results to differ before making an investment decision to purchase our securities. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us.

You should refer to our periodic and current reports filed with the SEC for further information on other factors that could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated (dollars in thousands).

	Six months ended	Year ended December 31,
	June 30, 2018	2017	2016	2015	2014	2013
Ratio of Earnings to Fixed Charges	3.26	-	-	4.39	-	-
Deficiency of Earnings to Fixed Charges		$113,321	$15,699		$119,782	$751,248

For purposes of calculating this ratio, earnings consist of income (loss) before income taxes, plus fixed charges, less amortization of capitalized interest. Fixed charges include interest expense and the portion of rent expense representative of the interest factor.

Our ratio of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated has been the same as the ratio of earnings to fixed charges for each such period because we have not had any shares of preferred stock outstanding during the last five years and have, therefore, not paid any dividends on preferred stock.

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the sale of securities we are offering for general corporate purposes. This may include, among other things, additions to working capital, repayment or refinancing of existing indebtedness or other corporate obligations, financing of capital expenditures (including the purchase of exhaust gas cleaning systems that reduce sulfur emissions to comply with upcoming implementation of new IMO standards) and acquisitions and investment in existing and future projects.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that International Seaways, Inc. may issue from time to time. Debt securities offered by this prospectus will be either senior debt securities or subordinated debt securities. Senior debt securities will be issued under a “Senior Indenture” between us and the Bank of New York Mellon, as trustee, dated May 31, 2018 and subordinated debt securities will be issued under a “Subordinated Indenture” to be entered into later. This prospectus sometimes refers to the Senior Indenture and the Subordinated Indenture collectively as the “Indentures.” Unless the applicable prospectus supplement states otherwise, the trustee under each of the Senior Indenture and the Subordinated Indenture will be The Bank of New York Mellon.

The form of Senior Indenture and the form of the Subordinated Indenture are filed as exhibits to the registration statement. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures and debt securities, including the definitions therein of certain terms.

General

Debt securities will be direct unsecured obligations of International Seaways, Inc. Senior debt securities will rank equally with all of International Seaways, Inc.’s other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of International Seaways, Inc.’s present and future senior indebtedness.

Because International Seaways, Inc. is principally a holding company, its right to participate in any distribution of assets of any subsidiary, upon the subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent International Seaways, Inc. may be recognized as a creditor of that subsidiary. Accordingly, International Seaways, Inc.’s obligations under debt securities will be structurally subordinated to all existing and future indebtedness and liabilities of its subsidiaries, and holders of debt securities should look only to International Seaways, Inc.’s assets for payment thereunder.

The Indentures do not limit the aggregate principal amount of debt securities that International Seaways, Inc. may issue and provide that International Seaways, Inc. may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. International Seaways, Inc. may issue additional debt securities of a particular series without the consent of the holders of debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture. The Indentures also do not limit our ability to incur other debt, except as described under “Restrictive Covenants” herein.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of the series and whether they are subordinated debt securities or senior debt securities;

•	any limit on the aggregate principal amount of such debt securities;

•	the price or prices at which International Seaways, Inc. will sell such debt securities;

•	the maturity date or dates of such debt securities;

•	the rate or rates of interest, if any, which may be fixed or variable, at which such debt securities will bear interest, or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

•	whether the amount of payments of principal of (and premium, if any) or interest on such debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the dates on which International Seaways, Inc. will pay interest on such debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•	whether the debt securities will be secured or unsecured;

•	the place or places where the principal of (and premium, if any) and interest on such debt securities will be payable;

•	if International Seaways, Inc. possesses the option to do so, the periods within which and the prices at which International Seaways, Inc. may redeem such debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•	International Seaways, Inc.’s obligation, if any, to redeem, repay or purchase such debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which International Seaways, Inc. will redeem, repay or purchase such debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which such debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

•	the portion, or methods of determining the portion, of the principal amount of such debt securities which International Seaways, Inc. must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;

•	the currency, currencies or currency unit in which International Seaways, Inc. will pay the principal of (and premium, if any) or interest, if any, on such debt securities, if not United States dollars;

•	provisions, if any, granting special rights to holders of such debt securities upon the occurrence of specified events;

•	any deletions from, modifications of or additions to the Events of Default or International Seaways, Inc.’s covenants with respect to the applicable series of debt securities, and whether or not such Events of Default or covenants are consistent with those contained in the applicable Indenture;

•	the application, if any, of the terms of the Indentures relating to defeasance and covenant defeasance (which terms are described below) to such debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to such debt securities;

•	the terms, if any, upon which the holders may convert or exchange such debt securities into or for International Seaways, Inc.’s common stock, preferred stock or other debt securities;

•	whether any of such debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•	any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable because of an Event of Default;

•	the depositary for global or certificated debt securities;

•	any special tax implications of such debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to such debt securities; and

•	any other terms of such debt securities.

Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.

Unless otherwise specified in the applicable prospectus supplement, debt securities will not be listed on any securities exchange.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. Debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the applicable prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to all of International Seaways, Inc.’s Senior Indebtedness, to the extent and in the manner set forth in the Subordinated Indenture.

Under the Subordinated Indenture, “Senior Indebtedness” means all obligations of International Seaways, Inc. in respect of any of the following, whether outstanding at the date of execution of the Subordinated Indenture or thereafter incurred or created:

•	the principal of (and premium, if any) and interest due on indebtedness of International Seaways, Inc. for borrowed money;

•	all obligations guaranteed by International Seaways, Inc. for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments;

•	all obligations guaranteed by International Seaways, Inc. evidenced by bonds, debentures, notes or similar written instruments, including obligations assumed or incurred in connection with the acquisition of property, assets or businesses (provided, however, that the deferred purchase price of any other business or property or assets shall not be considered indebtedness if the purchase price thereof is payable in full within 90 days from the date on which such indebtedness was created);

•	any obligations of International Seaways, Inc. as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles;

•	all obligations of International Seaways, Inc. for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

•	all obligations of International Seaways, Inc. in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	all obligations of the types referred to above of other persons for the payment of which International Seaways, Inc. is responsible or liable as obligor, guarantor or otherwise; and

•	all obligations of the types referred to above of other persons secured by any lien on any property or asset of International Seaways, Inc. (whether or not such obligation is assumed by International Seaways, Inc.).

Senior Indebtedness does not include:

•	indebtedness or monetary obligations to trade creditors created or assumed by International Seaways, Inc. in the ordinary course of business in connection with the obtaining of materials or services;

•	indebtedness that is by its terms subordinated to or ranks equal with the subordinated debt securities; and

•	any indebtedness of International Seaways, Inc. to its affiliates (including all debt securities and guarantees in respect of those debt securities issued to any trust, partnership or other entity affiliated with International Seaways, Inc. that is a financing vehicle of International Seaways, Inc. in connection with the issuance by such financing entity of preferred securities or other securities guaranteed by International Seaways, Inc.) unless otherwise expressly provided in the terms of any such indebtedness.

Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

Unless otherwise noted in the accompanying prospectus supplement, if International Seaways, Inc. defaults in the payment of any principal of (or premium, if any) or interest on any Senior Indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, International Seaways, Inc. will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due on senior debt securities before the holders of subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occur, International Seaways, Inc. will pay in full all Senior Indebtedness before it makes any payment or distribution under subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

•	any dissolution or winding-up or liquidation or reorganization of International Seaways, Inc., whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

•	any general assignment by International Seaways, Inc. for the benefit of creditors; or

•	any other marshaling of International Seaways, Inc.’s assets or liabilities.

In such event, any payment or distribution under subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of such subordinated debt securities, will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness has been paid in full. If any payment or distribution under subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the Subordinated Indenture and before all the Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full.

The Subordinated Indenture does not limit the issuance of additional Senior Indebtedness.

If subordinated debt securities are issued to a trust in connection with the issuance of trust preferred securities, such subordinated debt securities may thereafter be distributed pro rata to the holders of such trust securities in connection with the dissolution of such trust upon the occurrence of certain events described in the applicable prospectus supplement.

Conversion Rights

In the case of debt securities that are convertible into other securities, an accompanying prospectus supplement will set forth the terms on which such securities are convertible into shares of common stock, shares of preferred stock or other securities. Those terms will address whether conversion is mandatory, at the option of the holder or at our option. The terms may also provide that the number of shares or interests of our shares of common stock or other securities, as the case may be, to be received by the holders of the convertible debt securities will be calculated according to the market price of our shares of common stock or other securities, as the case may be, as of a time stated in the prospectus supplement or otherwise.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “Events of Default” under the Indentures with respect to each series of debt securities:

•	International Seaways, Inc.’s failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

•	International Seaways, Inc.’s failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;

•	International Seaways, Inc.’s failure to observe or perform any other of its covenants or agreements with respect to such debt securities for 90 days after it receives notice of such failure;

•	certain defaults with respect to International Seaways, Inc.’s or its subsidiaries’ debt in any aggregate principal amount in excess of $35,000,000 consisting of the failure to make any payment at maturity or that results in acceleration of the maturity of such debt; and

•	certain events of bankruptcy, insolvency or reorganization of International Seaways, Inc. or any Significant Subsidiary (as defined in Rule 1-02(w) of Regulation S-X) of the Company.

If an Event of Default with respect to any debt securities of any series outstanding under either of the Indentures shall occur and be continuing, the trustee under such Indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable Indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived.

Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable.

Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof. Any past default under either Indenture with respect to debt securities of any series, and any Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such Indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

The trustee is required, within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of debt securities of such series notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest, or in the payment of any sinking fund installment, on any debt securities of such series, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of debt securities of such series.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the Indentures at the request of the holders of debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either Indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to debt securities of such series.

No holder of a debt security of any series may institute any action against International Seaways, Inc. under either of the Indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (i) the holder has given to the trustee written notice of an Event of Default and of the continuance thereof with respect to debt securities of such series specifying an Event of Default, as required under the applicable Indenture, (ii) the holders of at least 25% in aggregate principal amount of debt securities of that series then outstanding under such Indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request and (iii) the trustee shall not have instituted such action within 60 days of such request.

The terms of the Indentures require that International Seaways, Inc. furnish annually to the trustee statements as to its compliance with all conditions and covenants under each Indenture.

Discharge, Defeasance and Covenant Defeasance

If indicated in the applicable prospectus supplement, International Seaways, Inc. may discharge or defease its obligations under each Indenture as set forth below.

International Seaways, Inc. may discharge certain obligations to holders of any series of debt securities issued under either the Senior Indenture or the Subordinated Indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. Government Obligations (as defined in either Indenture), as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of (and premium, if any) and interest on such debt securities.

If indicated in the applicable prospectus supplement, International Seaways, Inc. may elect either (i) to defease and be discharged from any and all obligations with respect to debt securities of or within any series (except as otherwise provided in the relevant Indenture) (“defeasance”) or (ii) to be released from its obligations with respect to certain covenants applicable to debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant Indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, International Seaways, Inc. must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant Indenture. In addition, in the case of either defeasance or covenant defeasance, International Seaways, Inc. shall have delivered to the trustee (i) an officers’ certificate to the effect that the relevant debt securities exchange(s) have informed it that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (ii) an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with. International Seaways, Inc. may exercise its defeasance option with respect to such debt securities notwithstanding its prior exercise of its covenant defeasance option.

Modification and Waiver

Under the Indentures, International Seaways, Inc. and the applicable trustee may supplement the Indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. International Seaways, Inc. and the applicable trustee may also modify the Indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the Indenture. However, the Indentures require the consent of each holder of debt securities that would be affected by any modification which would:

•	extend the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

•	reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

•	change the currency in which any debt security or any premium or interest is payable;

•	impair the right to institute suit for any payment on or with respect to any debt security;

•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the Indentures or for waiver of compliance with certain provisions of the Indentures or for waiver of certain defaults;

•	reduce the requirements contained in the Indentures for quorum or voting; or

•	modify any of the above provisions.

If subordinated debt securities are held by a trust or a trustee of a trust, a supplemental indenture that affects the interests or rights of the holders of debt securities will not be effective until the holders of not less than a majority in liquidation preference of the preferred securities and common securities of the applicable trust, collectively, have consented to the supplemental indenture; provided, further, that if the consent of the holder of each outstanding debt security is required, the supplemental indenture will not be effective until each holder of the preferred securities and the common securities of the applicable trust has consented to the supplemental indenture.

The Indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the Indentures which is affected by the modification or amendment to waive International Seaways, Inc.’s compliance with certain covenants contained in the Indentures.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as International Seaways, Inc. may designate for such purpose from time to time.

Notwithstanding the foregoing, at International Seaways, Inc.’s option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by International Seaways, Inc. and located in the Borough of Manhattan, The City of New York will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by International Seaways, Inc. for debt securities of a particular series will be named in the applicable prospectus supplement. International Seaways, Inc. may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that International Seaways, Inc. will be required to maintain a paying agent in each place of payment for debt securities of a particular series.

All moneys paid by International Seaways, Inc. to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to International Seaways, Inc. upon request, and the holder of such debt security thereafter may look only to International Seaways, Inc. for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

•	DTC notifies International Seaways, Inc. that it is unwilling or unable to continue serving as the depositary for the relevant global securities; or

•	DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or

•	International Seaways, Inc. determines, in its sole discretion, that the global security shall be exchangeable.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by International Seaways, Inc. under the Indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The Senior Indenture, the Subordinated Indenture and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

Relationship with the Trustees

Unless the applicable prospectus supplement states otherwise, the trustee under the Senior Indenture is, and the trustee under the Subordinated Indenture is, The Bank of New York Mellon. We and our subsidiaries maintain ordinary banking and trust relationships with a number of banks and trust companies.

DESCRIPTION OF PREFERRED STOCK

General

International Seaways, Inc.’s Amended and Restated Articles of Incorporation authorizes the board of directors or a committee of the board of directors to cause preferred stock to be issued in one or more series, without stockholder action. We are authorized to issue up to 10,000,000 shares of preferred stock, without par value, and can determine the number of shares of each series, and the rights, preferences and limitations of each series. We may amend the Amended and Restated Articles of Incorporation to increase the number of authorized shares of preferred stock in a manner permitted by the Amended and Restated Articles of Incorporation and Marshall Islands law. As of the date of this prospectus, there is no preferred stock outstanding.

The particular terms of any series of preferred stock offered by us will be described in the prospectus supplement relating to that series of preferred stock. Those terms relating to the series of preferred stock offered may include:

•	the number of shares of the preferred stock being offered;

•	the title and liquidation preference per share of the preferred stock;

•	the purchase price of the preferred stock;

•	the dividend rate or method for determining the dividend rate;

•	the dates on which dividends will be paid;

•	whether dividends on the preferred stock will be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to accumulate;

•	any redemption or sinking fund provisions applicable to the preferred stock;

•	any securities exchange on which the preferred stock may be listed; and

•	any additional dividend, liquidation, redemption, sinking fund and other rights and restrictions applicable to the preferred stock.

The following summary is not complete. You should refer to the certificate of designations relating to any series of preferred stock for the complete terms of that preferred stock. The certificate of designations will be filed with the SEC at the time of the offering of the preferred stock. Unless otherwise specified in the applicable prospectus supplement, if we liquidate, dissolve or wind-up our business, each series of preferred stock will have the same rank as to dividends and distributions as each other series of preferred stock we may issue in the future. Preferred stock will have no preemptive rights.

Dividend Rights

Holders of preferred stock will be entitled to receive, when, as and if declared by the board of directors, cash dividends at the rates and on the dates set forth in the related prospectus supplement. Dividend rates may be fixed or variable or both. Different series of preferred stock may be entitled to dividends at different dividend rates or based upon different methods of determination. Each dividend will be payable to the holders of record as they appear on our stock books on record dates determined by the board of directors. Dividends on preferred stock may be cumulative or noncumulative, as specified in the related prospectus supplement. If the board of directors fails to declare a dividend on any preferred stock for which dividends are noncumulative, then the right to receive that dividend will be lost, and we will have no obligation to pay the dividend for that dividend period, whether or not dividends are declared for any future dividend period.

No full dividends will be declared or paid on any preferred stock unless full dividends for the dividend period commencing after the immediately preceding dividend payment date and any cumulative dividends still owing have been or contemporaneously are declared and paid on all other series of preferred stock which have the same rank as, or rank senior to, that series of preferred stock. When those dividends are not paid in full, dividends will be declared pro rata, so that the amount of dividends declared per share on that series of preferred stock and on each other series of preferred stock having the same rank as that series of preferred stock will bear the same ratio to each other that accrued dividends per share on that series of preferred stock and the other series of preferred stock bear to each other. In addition, generally, unless full dividends including any cumulative dividends still owing on all outstanding shares of any series of preferred stock have been paid, no dividends will be declared or paid on the common stock and generally we may not redeem or purchase any common stock. No interest will be paid in connection with any dividend payment or payments which may be in arrears.

Unless otherwise set forth in the related prospectus supplement, the dividends payable for each dividend period will be computed by annualizing the applicable dividend rate and dividing by the number of dividend periods in a year, except that the amount of dividends payable for the initial dividend period or any period shorter than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months and, for any period less than a full month, the actual number of days elapsed in the period.

Rights Upon Liquidation

If we liquidate, dissolve or wind-up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive liquidating distributions in the amount set forth in the prospectus supplement relating to the series of preferred stock, plus an amount equal to any accrued and unpaid dividends before any distribution of assets is made to the holders of common stock. If the amounts payable with respect to preferred stock of any series and any stock having the same rank as that series of preferred stock are not paid in full, the holders of the preferred stock will share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After the holders of each series of preferred stock having the same rank are paid in full, they will have no right or claim to any of our remaining assets. Neither the sale of all or substantially all of our property or business nor a merger or consolidation by us with any other corporation will be considered a dissolution, liquidation or winding up by us of our business or affairs.

Redemption

Any series of preferred stock may be redeemable in whole or in part at our option. In addition, any series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be set forth in the related prospectus supplement.

If a series of preferred stock is subject to mandatory redemption, the related prospectus supplement will specify the year we can begin to redeem shares of the preferred stock, the number of shares of the preferred stock we can redeem each year, and the redemption price per share. We may pay the redemption price in cash, stock or other securities of INSW or of third parties, as specified in the related prospectus supplement.

If fewer than all the outstanding shares of any series of preferred stock are to be redeemed, whether by mandatory or optional redemption, the board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata by any other method determined to be equitable. From and after the redemption date, dividends will cease to accrue on the shares of preferred stock called for redemption and all rights of the holders of those shares other than the right to receive the redemption price will cease.

Conversion Rights

The related prospectus supplement will state any conversion rights under which shares of preferred stock are convertible into shares of common stock or another series of preferred stock or debt securities.

Voting Rights

For most series of preferred stock, the holders of preferred stock will generally not be entitled to vote. Except as indicated in the related prospectus supplement, if we issue full shares of any series of preferred stock, each share will be entitled to one vote on matters on which holders of that series of preferred stock are entitled to vote. Because each full share of any series of preferred stock will be entitled to one vote, the voting power of that series will depend on the number of shares in that series, and not on the aggregate liquidation preference or initial offering price of the shares of that series of preferred stock.

Transfer Agent and Registrar

We will appoint a transfer agent, registrar and dividend disbursement agent for the preferred stock. The registrar for the preferred stock will send notices to the holders of the preferred stock of any meeting at which those holders will have the right to elect directors or to vote on any other matter.

Permanent Global Preferred Securities

A series of preferred stock may be issued in whole or in part in the form of one or more global securities that will be deposited with a depositary or its nominee identified in the related prospectus supplement. For most series of preferred stock, the depositary will be DTC (as defined herein). A global security may not be transferred except as a whole to the depositary, a nominee of the depositary or their successors unless it is exchanged in whole or in part for preferred stock in individually certificated form. For a description of the depositary arrangements, see “Book-Entry Issuance.” Any additional terms of the depositary arrangement with respect to any series of preferred stock and the rights of and limitations on owners of beneficial interests in a global security representing a series of preferred stock may be described in the related prospectus supplement.

DESCRIPTION OF COMMON STOCK

The following descriptions are summaries of the material terms of our capital stock, articles of incorporation and by-laws, each as amended and restated, and any references to Republic of the Marshall Islands (the “RMI”) law are not meant to be complete and are subject to, and qualified in their entirety by, reference to our amended and restated articles of incorporation (“Amended and Restated Articles of Incorporation”), a copy of which has been filed as an exhibit to our Current Report on Form 8-K dated December 2, 2016 and is incorporated by reference into the registration statement of which this prospectus forms a part, our amended and restated by-laws (“Amended and Restated By-Laws”), a copy of which has been filed as an exhibit to our Current Report on Form 8-K dated December 2, 2016 and is incorporated by reference into the registration statement of which this prospectus forms a part, and to the RMI Business Corporations Act (the “BCA”). See “Where You Can Find More Information.” These descriptions may not contain all of the information that may be important to you and should be read in conjunction with our Amended and Restated Articles of Incorporation, Amended and Restated By-Laws and applicable provisions of the BCA.

Authorized Capitalization

Our authorized capital stock consists of (a) 100,000,000 authorized shares of common stock, no par value (the “common stock”), and (b) 10,000,000 shares of preferred stock, no par value (the “preferred stock”).

As of September 30, 2018 there were 29,183,431 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

The holders of our common stock are entitled to such dividends as our board of directors may declare from time to time from legally available funds, based on the number of shares of common stock then held of record by such holder, subject to the preferential rights of the holders of any shares of preferred stock that we may issue in the future. The holders of our common stock are entitled to one vote per share.

Our Amended and Restated Articles of Incorporation do not provide for cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors standing for election, and the holders of the remaining shares are not able to elect any directors. Our Amended and Restated By-Laws provide that directors will be elected by a majority of the shares voting once a quorum is present.

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our common stock are entitled to share, on a pro rata basis, all assets remaining after payment to claimants and creditors and subject to prior distribution rights of any shares of preferred stock that we may issue in the future. All of the outstanding shares of common stock are fully paid and non-assessable. Holders of our common stock have no preemptive rights, conversion rights or other subscription rights as set out in our Amended and Restated Articles of Incorporation, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of holders of common stock are subject to, and may be impacted by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

As of September 30, 2018, there were approximately 118 holders of record of our common stock, including Cede & Co. as nominee for DTC.

Preferred Stock

The terms pursuant to which we may issue preferred stock are described above under “Description of Preferred Stock.” Preferred stock could have voting or conversion rights that could adversely affect the voting power or other rights of holders of our common stock and the issuance of preferred stock could also have the effect, under certain circumstances, of delaying, deferring or preventing a change of control of us.

Anti-Takeover Effects of Provisions of our Amended and Restated Articles of Incorporation, our Amended and Restated By-Laws and RMI Law

Our Amended and Restated Articles of Incorporation and Amended and Restated By-Laws contain a number of provisions relating to corporate governance and to the rights of stockholders. Certain of these provisions may be deemed to have a potential “anti-takeover” effect in that such provisions may delay, defer or prevent a change of control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by the stockholders. Examples of such provisions in our Amended and Restated Articles of Incorporation and Amended and Restated By-Laws relating to corporate governance and the rights of stockholders, certain of which may be deemed to have a potential “anti-takeover” effect include:

Authorized but Unissued or Undesignated Capital Stock. Our authorized capital stock consists of 100,000,000 authorized shares of common stock and 10,000,000 shares of preferred stock. A large quantity of authorized but unissued shares may deter potential takeover attempts because of the ability of our board of directors to authorize the issuance of some or all of these shares to a friendly party, or to the public, which would make it more difficult for a potential acquirer to obtain control of us. This possibility may encourage persons seeking to acquire control of us to negotiate first with our board of directors. The authorized but unissued stock may be issued by the board of directors in one or more transactions. In this regard, our Amended and Restated Articles of Incorporation grants the board of directors broad power to establish the rights and preferences of authorized and unissued preferred stock. Although our Amended and Restated Articles of Incorporation prohibits the board of directors, without the affirmative vote of at least a majority of the total voting power of our outstanding shares of capital stock entitled to vote on such matters, voting as a class, from issuing any preferred stock for any defensive or anti-takeover purpose, for the purpose of implementing any shareholder rights plan or with features specifically intended to make any attempted acquisition of the Corporation more difficult or costly, the issuance of shares of preferred stock pursuant to the board of directors’ authority described above could decrease the amount of earnings and assets available for distribution to holders of common stock and adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deferring or preventing a change of control. The board of directors does not currently intend to seek stockholder approval prior to any issuance of preferred stock, unless otherwise required by law or our Amended and Restated Articles of Incorporation.

Action by Written Consent. Our Amended and Restated By-Laws and Section 67 of the BCA provide that stockholder action can be taken by written consent in lieu of a meeting if all stockholders entitled to vote on the subject matter unanimously consent.

Special Meetings of Stockholders. Our Amended and Restated By-Laws provide that special meetings of our stockholders may be called only by the President or any Vice President, by resolution of the board of directors or by holders of not less than 25% of all outstanding shares entitled to vote on the matter for which the meeting is called. Our Amended and Restated By-Laws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting.

Advance Notice Procedures. Our Amended and Restated By-Laws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 60 days nor more than 90 days prior to the first anniversary of the date of the immediately preceding annual meeting. In the event that the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the stockholder must be received no earlier than 90 days prior to the annual meeting and not later than the later of 60 days prior to the annual meeting or 10 days following the public announcement of the date of the annual meeting. Our Amended and Restated By-Laws also specify requirements as to the form and content of a stockholder’s notice. These provisions may defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of us.

Super Majority Approval Requirements. Our Amended and Restated By-Laws provide that our board of directors, at any regular meeting or special meeting called for the purpose, and our stockholders, at any annual meeting or special meeting called for the purpose, may make, alter, amend or repeal our Amended and Restated By-Laws. However, our board of directors may not, without the affirmative vote of a majority of the outstanding stock entitled to vote on such matters, alter, amend or repeal certain provisions of our Amended and Restated By-Laws, including those relating to stockholder meeting quorum requirements, majority election of directors, notification of the nominations for the election of directors, special meetings of our board of directors, committees of the board of directors and amendments to the Amended and Restated By-Laws. Further, our board of directors may not, without the affirmative vote of the holders of two-thirds or more of the outstanding stock entitled to vote on such matters, alter, amend or repeal certain other provisions of our Amended and Restated By-Laws, including those relating to the calling of special meetings by stockholders and stockholder action by written consent.

The BCA provides generally that the affirmative vote of a majority of the outstanding shares then entitled to vote is required to amend a corporation’s articles of incorporation, unless the articles of incorporation requires a greater percentage. Our Amended and Restated Articles of Incorporation provides that specified provisions, including those relating to amendment of our Amended and Restated Articles of Incorporation and the procedures by which any action required or permitted to be taken by holders of common stock may be performed, may only be amended or repealed by the affirmative vote of two-thirds (2/3) of the combined voting power of the outstanding shares of our capital stock.

The combination of these provisions may make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Because our board of directors has the power to retain or discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

Exclusive Forum

Our Amended and Restated By-Laws provide that unless we consent in writing to the selection of an alternate forum, the State and Federal Court located in the State of Delaware is the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers or other employees, (iii) any action asserting a claim against us arising pursuant to the BCA or (iv) any action asserting a claim against us that is governed by the bylaws, in all cases subject to the court having personal jurisdiction over the parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in our shares of common stock shall be deemed to have notice of and consented to the forum provisions in our Amended and Restated By-Laws.

Dissenters’ Rights of Appraisal and Payment

Under the BCA, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of us. Pursuant to the BCA, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the appropriate court. See “Description of Capital Stock—Exclusive Forum” above.

Stockholders’ Derivative Actions

Under the BCA, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Limitations on Liability and Indemnification of Officers and Directors

Under the BCA, a Marshall Islands corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to or a witness in or is otherwise involved in any threatened, pending or completed action, suit, claim, inquiry or proceeding whether civil, criminal, administrative or investigative (including an action by or in the right of the corporation) and whether formal or informal, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the corporation, or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust, nonprofit or other entity, including service with respect to employee benefit plans, against all liability and loss suffered, and expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with such action, suit or proceeding. The corporation shall be required to indemnify or advance expenses to such a person in connection with a proceeding commenced by the person against the corporation only if the commencement of such proceeding was authorized in the specific case by the Board of Directors or was brought to establish or enforce a right to indemnification under the bylaws, the corporation’s articles of incorporation, any agreement, the laws of the RMI or otherwise.

To the extent that a director or officer of a Marshall Islands corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the preceding paragraphs, or in the defense of a claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in the BCA.

In addition, a Marshall Islands corporation has the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him or her and incurred by him or her in such capacity whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the BCA. The indemnification provisions of the BCA are not exclusive of any other rights under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Our Amended and Restated Articles of Incorporation limits the liability of our directors to the fullest extent permitted by the BCA and requires that we will provide them with customary indemnification.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF WARRANTS

The following is a general description of the terms of the warrants we may issue from time to time. The specific terms of any warrants we offer will be described in the prospectus supplement relating to such warrants.

General

We may issue warrants to purchase shares of common stock, shares of our preferred stock, our debt securities or any combination thereof. Such warrants may be issued independently or together with any such securities and may be attached or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price at which such warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

•	the designation and terms of the securities purchasable upon exercise of such warrants and the number of such securities issuable upon exercise of such warrants;

•	the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

•	whether such warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our shares of common stock, shares of preferred stock, debt securities, convertible debt securities or warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement will describe the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements and depositary arrangements, if applicable. We will incorporate those documents by reference into via any applicable prospectus supplement.

The applicable prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

•	whether the units will be issued in fully registered or global form; and

•	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Debt Securities,” “Description of Preferred Stock,” “Description of Common Stock,” and “Description of Warrants,” will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION

We may offer and sell all or a portion of the securities covered by this prospectus from time to time, together or separately, in one or more or any combination of the following transactions:

•	on the NYSE, in the over-the-counter market or on any other national securities exchange on which our securities are listed or traded;

•	in privately negotiated transactions;

•	in underwritten transactions;

•	in a block trade in which a broker-dealer will attempt to sell the offered securities as agent but may purchase and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•	in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise;

•	in short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	“at the market” or through market makers or into an existing market for the securities; and

•	through any other method permitted by applicable law.

We may sell the securities at prices then prevailing, related to the then-prevailing market price or at negotiated prices. The offering price of the securities from time to time will be determined by us, and, at the time of the determination, may be higher or lower than the market price of our securities on the NYSE or any other exchange or market.

Securities may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. We may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us. We may also enter into options or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from purchasers of the offered securities for whom they may act as agents. In addition, underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, dealers or agents participating in a distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

To facilitate the offering of securities covered by this prospectus, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. This may include over-allotments or short sales of our securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our securities by bidding for or purchasing our securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them is repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the sale of the securities, including liabilities under the Securities Act.

At the time we enter any material arrangement with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

•	the number of securities being offered;

•	the terms of the offering;

•	the names of the participating underwriters, broker-dealers or agents;

•	any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

•	the public offering price; and

•	other material terms of the offering.

We are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities offered in this prospectus. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to our activities and those of our affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities for the securities.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution.

In the ordinary course of their business activities, any underwriter, broker-dealer or agent and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and other instruments. Any underwriter, broker-dealer or agent and their respective affiliates may also engage in transactions with or perform services for us or provide other types of financing to us in the ordinary course of their business.

LEGAL MATTERS

Unless otherwise indicated in any applicable prospectus supplement, the validity of any preferred stock or common stock offered hereby will be passed upon for us by Reeder & Simpson, P.C., a Marshall Islands law firm, and the validity of any debt securities offered hereby will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP.

EXPERTS

The consolidated financial statements of International Seaways, Inc. appearing in our Current Report on Form 8-K dated May 14, 2018 (including the schedule appearing therein) for the year ended December 31, 2017, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2017, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The financial statements as of December 31, 2016 and for each of the two years in the period ended December 31, 2016 incorporated in this Prospectus by reference to International Seaways, Inc.’s Current Report on Form 8-K dated May 14, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed with it. For further information about us, our securities and other information set forth herein, reference is made to the registration statement and exhibits and schedules with it. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is subject to, and qualified in its entirety by, reference to the applicable contract or other document filed herewith.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information concerning issuers that file electronically with the SEC, including us. We also maintain a website at www.intlseas.com that contains information concerning us, including the reports we file with the SEC. The information contained or referred to on our website is not incorporated by reference in this prospectus and is not a part of this prospectus.

We also make available on our website our corporate governance guidelines, code of business conduct and ethics, insider trading policy, anti-bribery and corruption policy and charters of the audit committee, human resources and compensation committee and corporate governance and risk assessment committee of our board of directors. Information on, or accessible through, our website is not part of this prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be part of this prospectus.

We incorporate by reference the documents listed below, except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules:

•	Our Annual Report on Form 10-K, filed with the Commission on March 12, 2018, as updated by our Current Report on Form 8-K filed with the Commission on May 14, 2018;

•	Our Quarterly Reports on Form 10-Q, filed with the Commission on May 7, 2018 and August 8, 2018;

•	Our Proxy Statement, filed with the Commission on April 12, 2018; and

•	Our Current Reports on Form 8-K, filed with the Commission on April 10, 2018; April 24, 2018; April 30, 2018; May 4, 2018; May 14, 2018; May 30, 2018; May 31, 2018; June 15, 2018; and September 25, 2018.

We also incorporate by reference any filings made with the SEC in accordance with Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and until the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information contained in such filings that is deemed “furnished” in accordance with SEC rules, unless such information is expressly incorporated herein by a reference in such filings. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

The documents incorporated by reference in this prospectus contain important information about us and our financial condition. Information contained in this prospectus supersedes information incorporated by reference that we have filed with the SEC prior to the date of this prospectus, while information included in any accompanying prospectus supplement or post-effective amendment will supersede this information.

Statements contained in this registration statement or any accompanying prospectus supplement as to the contents of any contract or other document that is filed or incorporated by reference as an exhibit to the registration statement are not necessarily complete and we refer you to the full text of the contract or other document filed or incorporated by reference as an exhibit to the registration statement.

Our filings are available on our website at www.intlseas.com. Information on, or accessible through, our website is not part of this prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website. We will provide without charge to each person to whom this prospectus and any accompanying prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above that have been incorporated by reference into this prospectus and any accompanying prospectus supplement. Requests for such documents should be directed to International Seaways, Inc., 600 Third Avenue, 39th Floor, New York, New York 10016, Attention: Investor Relations, (212) 578-1635.

INTERNATIONAL SEAWAYS, INC.

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Convertible Debt Securities

Warrants

Units

PROSPECTUS

 __________ ___, 2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated fees and expenses payable by the registrant in connection with the offering and sale of our securities, other than any estimated underwriting discounts and commissions:

SEC registration fee	$12,120	*
Printing, engraving, Edgarization and filing expenses	5,000
Blue sky fees and expenses (including related legal fees)	–
Legal fees and expenses	45,000
Accounting fees and expenses	50,000
Miscellaneous	2,880
Total	$115,000

* Of this amount, $9,337.50 was previously paid in connection with the filing of a Registration Statement on Form S-3 (File No. 333-224313) originally filed on April 17, 2018.

In the event securities being offered under this registration statement are distributed in an underwritten offering, we anticipate that additional expenses will be incurred. An estimate of the aggregate expenses in connection with the issuance and distribution of securities being offered will be included in any applicable prospectus supplement.

We will bear all of the expenses shown above. All amounts are estimates except for the SEC registration fee.

Item 15.	Indemnification of Directors and Officers.

Section 60 of the BCA provides that a corporation may indemnify directors and officers as well as other employees and individuals of such corporation against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Our Amended and Restated Articles of Incorporation and Amended and Restated By-Laws provide for indemnification of directors and officers to the fullest extent permitted by law, including payment of expenses in advance of resolution of any such matter. Our Amended and Restated Articles of Incorporation eliminates the potential personal monetary liability of our directors to the Company or its stockholders for breaches of their duties as directors except as otherwise required under the BCA.

In addition, we have entered into separate indemnification agreements with certain of our directors and officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements also provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law.

Section 60(7) of the BCA provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the BCA. We maintain insurance policies that provide coverage to our directors and officers against certain liabilities.

Item 16.	Exhibits.

The list of exhibits is set forth beginning on page II-5 of this Registration Statement and is incorporated herein by reference.

Item 17.	Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided , however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of International Seaways, Inc.’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 19, 2018.

INTERNATIONAL SEAWAYS, INC.

By:	/s/ Lois K. Zabrocky
Lois K. Zabrocky
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each director of International Seaways, Inc. whose signature appears below constitutes and appoints Lois K. Zabrocky, Jeffrey D. Pribor and James D. Small III, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this Registration Statement, and any additional Registration Statement filed pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Lois K. Zabrocky	President and Chief Executive Officer; Director	October 19, 2018
Lois K. Zabrocky	(principal executive officer)

/s/ Jeffrey D. Pribor	Senior Vice President and	October 19, 2018
Jeffrey D. Pribor	Chief Financial Officer (principal financial and accounting officer)

/s/ Douglas D. Wheat	Chairman of the Board of Directors	October 19, 2018
Douglas D. Wheat

/s/ Timothy J. Bernlohr	Director	October 19, 2018
Timothy J. Bernlohr

/s/ Ian T. Blackley	Director	October 19, 2018
Ian T. Blackley

/s/ Randee E. Day	Director	October 19, 2018
Randee E. Day

/s/ David I. Greenberg	Director	October 19, 2018
David I. Greenberg

/s/ Joseph I. Kronsberg	Director	October 18, 2018
Joseph I. Kronsberg

/s/ Ty E. Wallach	Director	October 19, 2018
Ty E. Wallach

/s/ Gregory A. Wright	Director	October 19, 2018
Gregory A. Wright

EXHIBIT INDEX

Exhibit Number	Description
1.1**	Form of Underwriting Agreement.

2.1	Separation and Distribution Agreement, dated November 30, 2016, by and between Overseas Shipholding Group, Inc. and International Seaways, Inc. (filed as Exhibit 2.1 to International Seaways, Inc.’s Current Report on Form 8-K dated December 2, 2016 and incorporated herein by reference).

2.2	Stock Purchase and Sale Agreement, dated April 18, 2018, by and among Euronav NV, Euronav MI Inc., and Seaways Holding Corporation (pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments have been omitted but will be furnished supplementally to the Commission upon request) (filed as exhibit 2.2 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-224313) filed on May 14, 2018 and incorporated herein by reference).

2.3	Guarantee of International Seaways, Inc., dated April 18, 2018, in favor of Euronav MI Inc. (filed as exhibit 2.3 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-224313) filed on May 14, 2018 and incorporated herein by reference).

3.1	Amended and Restated Articles of Incorporation of International Seaways, Inc. (filed as Exhibit 3.1 to International Seaways, Inc.’s Current Report on Form 8-K dated December 2, 2016 and incorporated herein by reference).

3.2	Amended and Restated By-Laws of International Seaways, Inc. (filed as Exhibit 3.2 to International Seaways, Inc.’s Current Report on Form 8-K dated December 2, 2016 and incorporated herein by reference).

4.1	Registration Rights Agreement, dated as of November 30, 2016, between the International Seaways, Inc. and certain stockholders party thereto (filed as Exhibit 4.1 to International Seaways, Inc.’s Current Report on Form 8-K dated December 2, 2016 and incorporated herein by reference).

4.2

Indenture, dated May 31, 2018, between International Seaways, Inc. and The Bank of New York Mellon, as trustee (filed as exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated May 31, 2018 and incorporated by reference herein).

4.3

First Supplemental Indenture, dated May 31, 2018, between International Seaways, Inc. and The Bank of New York Mellon, as trustee (filed as exhibit 4.2 to the Registrant’s Current Report on Form 8-K dated May 31, 2018 and incorporated by reference herein).

4.4	Form of Global Note (included as Exhibit A to the First Supplemental Indenture filed as Exhibit 4.3).

4.5

Indenture, dated June 13, 2018, between the Company and GLAS Trust Company LLC, as trustee (filed as exhibit 4.4 to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2018 and incorporated by reference herein).

4.6

Form of Note for the Indenture filed as Exhibit 4.5 (filed as Exhibit 4.6 to International Seaways, Inc.’s Registration Statement on Form S-3 (File No. 333-226946) and incorporated herein by reference).

4.7	Form of Subordinated Debt Indenture (filed as Exhibit 4.3 to the Registrant’s Registration Statement on Form S-3 (File No. 333-224313) and incorporated herein by reference).

5.1*	Opinion of Reeder & Simpson, P.C.

5.2*	Opinion of Cleary Gottlieb Steen & Hamilton LLP

10.1	International Seaways, Inc. Non-Employee Director Incentive Compensation Plan (filed as Exhibit 10.2 to International Seaways, Inc.’s Current Report on Form 8-K dated November 25, 2016 and incorporated herein by reference).

10.1.1	Form of International Seaways, Inc. Non-Executive Director Incentive Compensation Plan Restricted Stock Grant Agreement (filed as Exhibit 10.1.1 to the Registrant’s Annual Report on Form 10-K for 2016 and incorporated herein by reference).

10.2	International Seaways, Inc. Management Incentive Plan (filed as Exhibit 10.1 to International Seaways, Inc.’s Current Report on Form 8-K dated November 25, 2016 and incorporated herein by reference).

10.2.1	Form of International Seaways, Inc. Management Incentive Compensation Plan Stock Option Grant Agreement (filed as Exhibit 10.2.1 to the Registrant’s Annual Report on Form 10-K for 2016 and incorporated herein by reference).

10.2.2	Form of International Seaways, Inc. Management Incentive Compensation Plan Restricted Stock Unit Grant Agreement (filed as Exhibit 10.2.2 to the Registrant’s Annual Report on Form 10-K for 2016 and incorporated herein by reference).

10.2.3	Form of International Seaways, Inc. Management Incentive Compensation Plan Performance-Based Restricted Stock Unit Grant Agreement (filed as Exhibit 10.2.3 to the Registrant’s Annual Report on Form 10-K for 2016 and incorporated herein by reference).

10.3	Credit Agreement dated as of June 22, 2017, among the Registrant, OIN Delaware LLC, International Seaways Operating Corporation and certain of its subsidiaries as other guarantors, various lenders, Jefferies Finance LLC and JP Morgan Chase Bank, N.A., as joint lead arrangers, UBS Securities LLC, as joint bookrunner, DNB Markets Inc., Fearnley Securities AS, Pareto Securities Inc. and Skandinaviska Enskilda Banken AB (Publ) as co-managers, Jefferies Finance LLC, as administrative agent, syndication agent, collateral agent and mortgage trustee (“2017 Credit Agreement”) (filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2017 and incorporated herein by reference).

10.4	First Amendment, dated as of July 24, 2017, to the 2017 Credit Agreement (filed as Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2017 and incorporated herein by reference).

10.5	Employee Matters Agreement, dated November 30, 2016, between Overseas Shipholding Group, Inc. and International Seaways, Inc. (filed as Exhibit 10.2 to International Seaways, Inc.’s Current Report on Form 8-K dated December 2, 2016 and incorporated herein by reference).

10.6	Employment Agreement dated September 29, 2014 between Overseas Shipholding Group, Inc. and Lois K. Zabrocky (filed as Exhibit 10.13 to Overseas Shipholding Group, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 and incorporated herein by reference).

10.7	Amendment No. 1 to Lois K. Zabrocky’s Employment Agreement dated March 30, 2016 (filed as Exhibit 10.2 to Overseas Shipholding Group, Inc.’s Current Report on Form 8-K dated April 5, 2016 and incorporated herein by reference).

10.8	Amendment No. 2 to Lois K. Zabrocky’s Employment Agreement dated August 3, 2016 (filed as Exhibit 10.10 to International Seaways, Inc.’s Amendment No. 4 to the Registration Statement on Form 10 filed on November 4, 2016 and incorporated herein by reference).

10.9	Form of Amendment No. 3 to Lois K. Zabrocky’s Employment Agreement (filed as Exhibit 10.8 to International Seaways, Inc.’s Amendment No. 2 to the Registration Statement on Form 10 filed on October 21, 2016 and incorporated herein by reference).

10.10

Amendment No. 4 to Lois K. Zabrocky's Employment Agreement dated April 4, 2018 (filed as Exhibit 10.10 to International Seaways, Inc’s Registration Statement on Form S-3 (File No. 333-224313), filed April 17, 2018, and incorporated herein by reference).

10.11	Employment Agreement dated February 13, 2015 between Overseas Shipholding Group, Inc. and James D. Small III (filed as Exhibit 10.29 to Overseas Shipholding Group, Inc.’s Annual Report on Form 10-K for 2014 and incorporated herein by reference).

10.12	Amendment No. 1 to James D. Small III’s Employment Agreement dated March 30, 2016 (filed as Exhibit 10.4 to Overseas Shipholding Group, Inc.’s Current Report on Form 8-K dated April 5, 2016 and incorporated herein by reference).

10.13	Amendment No. 2 to James D. Small III’s Employment Agreement dated August 3, 2016 (filed as Exhibit 10.14 to International Seaways, Inc.’s Amendment No. 4 to the Registration Statement on Form 10 filed on November 4, 2016 and incorporated herein by reference).

10.14	Form of Amendment No. 3 to James D. Small’s Employment Agreement (filed as Exhibit 10.9 to International Seaways, Inc.’s Amendment No. 2 to the Registration Statement on Form 10 filed on October 21, 2016 and incorporated herein by reference).

10.15	Employment Agreement dated September 29, 2014 between Overseas Shipholding Group, Inc. and Adewale O. Oshodi (filed as Exhibit 10.23 to Overseas Shipholding Group, Inc.’s Annual Report on Form 10-K for 2014 and incorporated herein by reference).

10.16	Amendment No. 1 to Adewale O. Oshodi’s Employment Agreement dated March 2, 2015 (filed as Exhibit 10.24 to Overseas Shipholding Group, Inc.’s Annual Report on Form 10-K for 2014 and incorporated herein by reference).

10.17	Amendment No. 2 to Adewale O. Oshodi’s Employment Agreement dated March 2, 2015 (filed as Exhibit 10.1 to Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 and incorporated herein by reference).

10.18	Employment Agreement dated November 9, 2016 between International Seaways, Inc. and Jeffrey D. Pribor (filed as Exhibit 10.20 to International Seaways, Inc.’s Amendment No. 6 to the Registration Statement on Form 10 filed on November 9, 2016 and incorporated herein by reference).

10.19	International Seaways Ship Management LLC Supplemental Executive Savings Plan (filed as Exhibit 10.18 to International Seaways, Inc.’s Annual Report on Form 10-K for 2017 and incorporated herein by reference).

10.20	Letter of Intent dated December 20, 2017 between Euronav NV and Registrant relating to Registrant’s purchase of all the issued and outstanding shares of Gener8 Maritime Subsidiary VII Inc (filed as Exhibit 10.19 to International Seaways, Inc.’s Annual Report on Form 10-K for 2017 and incorporated herein by reference).

10.21

$220 Million Senior Secured Credit Facility of TI Africa Limited and TI Asia Limited, as joint and several Borrowers, and ABN Amro Bank N.V. and ING Belgium SA/NV, as Mandated Lead Arrangers, dated March 29, 2018 (filed as Exhibit 10.21 to International Seaways, Inc’s Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-224313) filed May 14, 2018 and incorporated herein by reference).

10.22

Guarantee, dated March 29, 2018, relating to $220 Million Senior Secured Credit Facility dated March 29, 2018 (filed as Exhibit 10.21 to International Seaways, Inc.’s Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-224313) filed May 14, 2018 and incorporated herein by reference).

10.23

Credit agreement dated as of June 7, 2018, by and among Seaways Shipping Corporation, a Marshall Islands corporation and wholly-owned subsidiary of the Registrant, the Registrant (as a guarantor), certain other guarantors which are subsidiaries of the Registrant, lenders named therein and ABN AMRO Capital USA LLC as lead arranger and facility agent (filed as Exhibit 10.3 to International Seaways, Inc.’s Quarterly Report on Form 10-Q for the period ended June 30, 2018, filed August 8, 2018 and incorporated herein by reference).

10.24

Amending and Restating Agreement by and among Gener8 Maritime Subsidiary VII, Inc., Seaways Holding Corporation, a wholly owned subsidiary of the Company, the Company, Citibank, N.A. (London Branch), the Export-Import Bank of China and Bank of China (New York Branch) (and its successors and assigns) and certain other parties thereto (filed as Exhibit 10.24 to International Seaways, Inc.’s Registration Statement on Form S-3 (File No. 333-226946) and incorporated herein by reference).

10.25

Second Amendment, dated as of June 14, 2018, to the Credit Agreement dated as of June 22, 2017, among the Registrant, OIN Delaware LLC, International Seaways Operating Corporation and certain of its subsidiaries as other guarantors, various lenders, Jefferies Finance LLC and JP Morgan Chase Bank, N.A., as joint lead arrangers, UBS Securities LLC, as joint bookrunner, DNB Markets Inc., Fearnley Securities AS, Pareto Securities Inc. and Skandinaviska Enskilda Banken AB (Publ) as co-managers, Jefferies Finance LLC, as administrative agent, syndication agent, collateral agent and mortgage trustee (filed as Exhibit 10.5 to International Seaways, Inc.’s Quarterly Report on Form 10-Q for the period ended June 30, 2018, filed August 8, 2018 and incorporated herein by reference).

12.1*	Statement of Computation of Ratio of Earnings to Fixed Charges.

21.1*	List of significant subsidiaries.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Reeder & Simpson, P.C. (included in Exhibit 5.1).

23.3*	Consent of Ernst & Young LLP.

23.4*	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.2).

24.1*	Power of Attorney (included on signature page).

25.1*	Statement of Eligibility of The Bank of New York Mellon on Form T-1 under the Trust Indenture Act of 1939, as amended, with respect to the Senior Debt Indenture dated as of May 31, 2018.

25.2*	Statement of Eligibility of The Bank of New York Mellon on Form T-1 under the Trust Indenture Act of 1939, as amended, with respect to the form of the Subordinated Debt Indenture.

*	Filed herewith.
**	To be filed, if applicable, by amendment or by a report filed under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.